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      EX-21
      SUBSIDIARIES OF THE REGISTRANT


                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF THE HOLMES GROUP, INC.

(1)      Holmes Manufacturing Corp. (Massachusetts corporation)

(2)      Holmes Air (Taiwan) Corp. (Massachusetts corporation)

(3)      Holmes Products (Far East) Limited (Bahamian corporation)

         (a)      Esteem Industries Limited (Hong Kong corporation)

                  (i) Dongguan Huixun Electrical Products Co., Ltd. (Chinese corporation)

         (b)      Raider Motor Corporation (Bahamian corporation)

                  (i) Dongguan Raider Motor Corporation Ltd. (Chinese corporation)

         (c)      Holmes Products (Europe) Limited (UK corporation)

         (d)      Dongguan Holmes Products Ltd. (Chinese corporation)

(4)      Holmes Motor Corp. (Delaware corporation)

(5)      The Rival Company (Delaware corporation)

         (a)      Rival Consumer Sales Corporation (Missouri corporation)

         (b)      Patton Electric Hong Kong, Limited (Hong Kong
                           corporation)

         (c)      Waverly Products Company, Ltd. (Jamaican corporation)

         (d)      The Holmes Group Canada, LTD (Canadian corporation)

         (e)      Bionaire International, B.V. (Netherlands corporation)

         (f)      Rival De Mexico S.A. de C.V. (Mexican corporation)(A)



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    (A) Rival De Mexico S.A. de C.V. is owned 99.9% by The Rival Company directly and 0.1% held in trust for The Rival Company.








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